Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

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BIONIK LABORATORIES CORP.

SECURED CONVERTIBLE PROMISSORY NOTE

Principal Amount: US$250,000	Issue Date: September 2, 2022

Bionik Laboratories Corp., a Delaware corporation (the “Company”), for value received, hereby promises to pay to GD HOLDING or its permitted assigns or successors (the “Holder”), the principal amount of Two Hundred Fifty Thousand Dollars (US$250,000) (the “Principal Amount”), without demand, on the Maturity Date (as hereinafter defined), together with any accrued and unpaid interest due thereon. This Note shall bear interest at a fixed rate of 1% per month, beginning on the Issue Date. Interest shall be computed based on a 360-day year of twelve 30-day months and shall be payable, along with the Principal Amount, on the Maturity Date. Except as set forth in Section 3.1, payment of all principal and interest due shall be in such coin or currency of the United States of America as shall be legal tender for the payment of public and private debts at the time of payment.

This Note is the Secured Note referred to in the Collateral Pledge Agreement entered into as of the Issue Date by and between the Company and the Holder (the “Pledge Agreement”), and is subject to the terms of the Pledge Agreement. This Note is secured, among other things, by the Pledge Agreement and by any other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements that may subsequently be given for good and valuable consideration as security for this Note.

1.            Definitions.

1.1            Definitions. The terms defined in this Section 1 whenever used in this Note shall have the respective meanings hereinafter specified.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Conversion Date” shall mean the date, if any, of the conversion of this Note into Conversion Shares, as provided in Section 3.1.

“Conversion Shares” means the New Round Stock or Common Stock, as applicable, issued or issuable to the Holder pursuant to Article 3.

“Event of Default” shall have the meaning set forth in Section 5.1.

“Holder” or “Holders” means the person named above or any Person who shall thereafter become a recordholder of this Note in accordance with the terms hereof.

“Issue Date” means the issue date stated above.

“Maturity Date” shall mean the two (2) year anniversary of the Issue Date.

“Note” means this Convertible Note, as amended, modified or restated.

“New Round Stock” means, the securities (or units of securities if more than one security are sold as a unit) issued by the Company in one or more tranches in the context of the Qualified Financing.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

“Qualified Financing” means the next equity or equity linked round of financing of the Company for cash proceeds.

“Securities Act” means the United States Securities Act of 1933, as amended.

2.            GENERAL PROVISIONS.

2.1            Loss, Theft, Destruction of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount dated as of the date hereof. This Note shall be held and owned upon the express condition that the provisions of this Section 2.1 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Note and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

2.2            Prepayment; Redemption. This Note may not be prepaid by the Company in whole or in part, except with the prior written consent of the Holder. This Note may not be redeemed by the Company in whole or in part, except with the prior written consent of the Holder.

3.            CONVERSION OF NOTE.

3.1            Conversion.

(a)            Conversion upon Maturity Date. On the Maturity Date without any action on the part of the Holder, the outstanding principal and accrued and unpaid interest under the Notes will be converted into shares of Common Stock at a conversion price equal to the closing price of the Common Stock on the Maturity Date.

(b)            Conversion upon a Qualified Financing. Upon the consummation of a Qualified Financing, without any action on the part of the Holder, the outstanding principal and accrued and unpaid interest under the Note will be converted into shares of New Round Stock based upon the issuance (or conversion) price of New Round Stock.

(c)            Cancellation. Upon and as of the Maturity Date or Conversion Date, as applicable, this Note will be cancelled on the books and records of the Company and shall solely represent the right to receive the Conversion Shares.

3.2            Delivery of Securities Upon Conversion.

(a)            As soon as is practicable after the Maturity Date or Conversion Date, as applicable, the Company shall deliver to the Holder a certificate or certificates evidencing the Conversion Shares issuable to the Holder.

(b)            The issuance of certificates for Conversion Shares upon conversion of this Note shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of securities. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Conversion Shares so issued upon such conversion shall be validly issued, fully paid and nonassessable.

3.3            Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon conversion of this Note. If any conversion of this Note would create a fractional share or a right to acquire a fractional share, the Company shall round to the nearest whole number.

4.            STATUS; RESTRICTIONS ON TRANSFER.

4.1            Status of Note. This Note is a direct, general and unconditional obligation of the Company, and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. This Note does not confer upon the Holder any right to vote or to consent or to receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to conversion hereof into Conversion Shares.

4.2            Restrictions on Transferability. This Note and any Conversion Shares issued with respect to this Note, have not been registered under the Securities Act, or under any state securities or so-called “blue sky laws,” and may not be offered, sold, transferred, hypothecated or otherwise assigned except (a) pursuant to a registration statement with respect to such securities which is effective under the Act or (b) upon receipt from counsel satisfactory to the Company of an opinion, which opinion is satisfactory in form and substance to the Company, to the effect that such securities may be offered, sold, transferred, hypothecated or otherwise assigned (i) pursuant to an available exemption from registration under the Act and (ii) in accordance with all applicable state securities and so-called “blue sky laws.” The Holder agrees to be bound by such restrictions on transfer. The Holder further consents that the certificates representing the Conversion Shares that may be issued with respect to this Note may bear a restrictive legend to such effect.

5.            REMEDIES.

5.1            Events of Default. “Event of Default” wherever used herein means any one of the following events:

(a)            The Company shall fail to issue and deliver the Conversion Shares in accordance with Section 3;

(b)            Default in the due and punctual payment of the principal of, or any other amount owing in respect of (including interest), this Note when and as the same shall become due and payable;

(c)            Default in the performance or observance of any covenant or agreement of the Company in this Note (other than a covenant or agreement a default in the performance of which is specifically provided for elsewhere in this Section 5.1), and the continuance of such default for a period of 10 days after there has been given to the Company by the Holder a written notice specifying such default and requiring it to be remedied;

(d)            The entry of a decree or order by a court having jurisdiction adjudging the Company as bankrupt or insolvent; or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 calendar days;

(e)            The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors;

(f)            The Company seeks the appointment of a statutory manager or proposes in writing or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or any group or class thereof or files a petition for suspension of payments or other relief of debtors or a moratorium or statutory management is agreed or declared in respect of or affecting all or any material part of the indebtedness of the Company;

(g)            It becomes unlawful for the Company to perform or comply with its obligations under this Note; or

(h)            The Company institutes or implements, or the Board of Directors of the Company votes to institute or implement, a plan to (i) wind down the Company’s operations or divest all or substantially all of the Company’s assets or (ii) wind down the operations of any business owned directly or indirectly by the Company of which the acquisition thereof was funded with some or all of the Principal Amount, or divest all or substantially all of such business’ assets.

5.2            Effects of Default. If an Event of Default occurs and is continuing, then and in every such case the Holder may declare this Note to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Company shall pay to the Holder the outstanding principal amount of this Note plus all accrued and unpaid interest through the date the Note is paid in full. Holder shall further have the right to exercise any and all rights and remedies provided for herein, under the Pledge Agreement, under the Uniform Commercial Code and at law or equity generally.

5.3            Remedies Not Waived; Exercise of Remedies. No course of dealing between the Company and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder. No failure or delay by the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.            MISCELLANEOUS.

6.1            Severability. If any provision of this Note shall be held to be invalid or unenforceable, in whole or in part, neither the validity nor the enforceability of the remainder hereof shall in any way be affected.

6.2            Notice. Where this Note provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either (a) delivered personally, (b) sent by certified, registered or express mail, postage prepaid or (c) sent by facsimile or other electronic transmission, and shall be deemed given when so delivered personally, sent by facsimile or other electronic transmission (confirmed in writing) or mailed. Notices shall be addressed, if to Holder, to its address as provided to the Company from time to time or, if to the Company, to its principal office.

6.3            Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction).

6.4            Forum. The Holder and the Company hereby agree that any dispute which may arise out of or in connection with this Note shall be adjudicated before a court of competent jurisdiction in the State of Delaware and they hereby submit to the exclusive jurisdiction of the courts of the State of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, with respect to any action or legal proceeding commenced by either of them and hereby irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum.

6.5            Headings. The headings of the Articles and Sections of this Note are inserted for convenience only and do not constitute a part of this Note.

6.6            Amendments. This Note may be amended or waived only with the written consent of the Company and the Holder.

6.7            No Recourse Against Others. The obligations of the Company under this Note are solely obligations of the Company and no officer, employee or stockholder shall be liable for any failure by the Company to pay amounts on this Note when due or perform any other obligation.

6.8            Assignment; Binding Effect. This Note may not be assigned by the Company without the prior written consent of the Holder. This Note shall be binding upon and inure to the benefit of both parties hereto and their respective permitted successors and assigns.

Signature on the Following Page

In Witness Whereof, the Company has caused this Note to be signed by its duly authorized officer on the date hereinabove written.

Bionik Laboratories Corp.

By:	Rich Russo Jr.
Name:	Rich Russo Jr.
Title:	CFO and Interim CEO

Signature Page to Convertible Promissory Note